WHITTLESEY & HADLEY, P.C. Certified Public Accountants/Consultants 147 Charter Oak Avenue Hartford, Connecticut 06106 860.522.3111 (voice) 860.524.4475 (fax) www.whcpa.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated June 17, 2008, with respect to the financial statements and the supplemental schedule of The NewAlliance Bank 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

Hartford, Connecticut
June 17, 2008